Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Xodtec Group USA, Inc. (the “Registrant”) on Form 10-Q for the quarter ended November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yao-Ting Su, as Chief Executive Officer, and Pi-Chu Lin, as Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: February 12, 2010	/s/ Yao-Ting Su
Yao-Ting Su
Chief Executive Officer

Dated: February 12, 2010	/s/ Pi-Chu Lin
Pi-Chu Lin
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.